Subsidiaries of the Registrant	Exhibit 21

The listing below includes the significant subsidiaries of the Corporation. All subsidiaries are wholly owned, directly or indirectly, by Safeco Corporation.

American States Insurance Company (IN)

American Economy Insurance Company (IN)

American States Insurance Company of Texas (TX)

American States Preferred Insurance Company (IN)

First National Insurance Company of America (WA)

General America Corporation (WA)

F.B. Beattie & Company, Inc. (WA)

General America Corporation of Texas (TX)

American States Lloyds Insurance Company (TX)

Safeco Lloyds Insurance Company (TX)

General Insurance Company of America (WA)

Safeco General Agency, Inc. (TX)

Safeco Insurance Company of Indiana (IN)

Safeco Insurance Company of America (WA)

Safeco Insurance Company of Oregon (OR)

Safeco Surplus Lines Insurance Company (WA)

Emerald City Insurance Agency, Inc. (WA)

Safeco Insurance Company of Illinois (IL)

Insurance Company of Illinois (IL)

Safeco National Insurance Company (MO)

Safeco Properties, Inc. (WA)

Safecare Company, Inc. (WA)

Winmar Company, Inc. (WA)

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